Exhibit 2(e)
TERMS AND CONDITIONS OF
AMENDED AND RESTATED
AUTOMATIC DIVIDEND REINVESTMENT PLAN
     1. PNC Global Investment Servicing (U.S.) Inc., (the “Agent”) will act as agent for each holder of shares of Beneficial Interest, $0.01 par value (“Shares”), of Rivus Bond Fund (the “Fund”) who has requested the Agent pursuant to an authorization (“Authorization”), a form of which is attached hereto, to open an account for such shareholder (a “Participant”) under this Automatic Dividend Reinvestment Plan (the “Plan”) in the same name in which such Participant’s Shares are registered, and the Agent shall credit whole and fractional Shares of the Fund properly attributable to a Participant arising from dividends and other distributions paid by the Fund on its Shares. The Agent may mingle any cash in a Participant’s account with similar funds of other shareholders of the Fund for whom the Agent acts under the Plan (the “Participants”).
     2. Whenever the Fund declares a dividend or distribution payable either in cash or in shares of Beneficial Interest issued by the Fund at the lower of market price or net asset value per share, (i) the Agent shall take the dividend or distribution in shares of Beneficial Interest of the Fund if the closing market price per share of the Shares of the Fund on the New York Stock Exchange on the Friday preceding the payment date of the dividend or distribution (the “Comparison Date”) plus the brokerage commission applicable to one such share (based on the then prevailing commission on a transaction involving 100 shares) is 95% or more of the net asset value per share (as determined based upon the market price and net asset value on the Comparison Date), and (ii) if the closing market price per share of the Shares of the Fund on the New York Stock Exchange on the Comparison Date plus the brokerage commission applicable to one such share (based on the then prevailing commission on a transaction involving 100 shares) is less than 95% of the net asset value per share on the Comparison Date, the Agent shall take the dividend or distribution in cash and, as soon as practicable thereafter, purchase on the Participants’ behalf in one or more transactions on the New York Stock Exchange (in accordance with the Agent’s normal execution practices and in accordance with such instructions as the Agent and the Fund may from time to time agree upon) as many shares of Beneficial Interest of the Fund as possible. The purchase of such shares on the New York Stock Exchange may be made at such times and on such terms as the Agent may determine. After completing any such purchases in connection with a particular dividend or distribution, the Agent shall credit each Participants’ account with the number of whole and fractional shares (computed to three decimal places) which is equal to the cash received by the Agent in connection with the particular dividend or distribution on the shares held in a Participant’s name divided by the average price per share (including all costs of purchase) on all shares purchased in connection with the particular dividend or distribution. The average price per share actually purchased may, due to market fluctuations, be greater than the net asset value per share was on the Comparison Date. If the Agent does not reinvest the entire dividend or distribution by the close of trading on the last trading day prior to the next record date of the Fund, the uninvested balance of such dividend or distribution in a Participant’s account shall be remitted to the Participant by check at the time of the notification provided for in paragraph 10. The rules and regulations of the Securities and Exchange Commission may require the Agent to limit the Agent’s market purchases or temporarily cease making market purchases for Participants.

     3. Whenever the Fund declares a dividend or distribution payable either in cash or in shares of Beneficial Interest issued by the Fund at net asset value per share, the Agent shall take the dividend or distribution in whole and fractional shares of Beneficial Interest if the net asset value per share is equal to or less than the closing market price per share of the Shares of the Fund on the New York Stock Exchange on the Comparison Date plus the brokerage commission applicable to one such share (based on the then prevailing commission on a transaction involving 100 shares). As soon as practicable after the payment date, the Agent shall credit a Participant’s account with the number of whole and fractional shares (computed to three decimal places) which represent such Participant’s pro rata portion of the total shares received by the Agent on behalf of all Participants.
     If, however, in such a case, such net asset value per share is greater than such market price (plus such brokerage commission), the Agent shall take the dividend or distribution in cash and, as soon as practicable thereafter, purchase in one or more transactions on the New York Stock Exchange (in accordance with the Agent’s normal execution practices and in accordance with such instructions as the Agent and the Fund may from time to time agree upon) as many shares of Beneficial Interest of the Fund as possible. The purchase of such shares on the New York Stock Exchange may be made at such times and on such terms as the Agent may determine. After completing any such purchases in connection with a particular dividend or distribution, the Agent shall credit a Participant’s account with the number of whole and fractional shares (computed to three decimal places) which is equal to the cash received by the Agent in connection with the particular dividend or distribution on the shares held in each Participants’ name divided by the average price per share (including all costs of purchase) on all shares purchased in connection with the particular dividend or distribution. The average price per share actually purchased may due to market fluctuations, be greater than the net asset value per share was on the Comparison Date. If the Agent does not reinvest the entire dividend or distribution by the close of trading on the last trading day prior to the next record date of the Fund, the uninvested balance of such dividend or distribution in each Participants’ account shall be remitted to each Participant by check at the time of the notification provided for in paragraph 10. The rules and regulations of the Securities and Exchange Commission may require an Agent to limit your market purchases or temporarily cease making market purchases for Participants.
     4. An Authorization by a Participant shall be effective as to all dividends and distributions payable to shareholders of record on any date more than 10 days after the receipt of an Authorization by the Agent, provided however, that an Authorization shall not be effective as to any dividend or distribution unless the Shares of the Fund is listed on the New York Stock Exchange on the day preceding the payment date of any such dividend or distribution.
     5. Whenever the Agent receives or purchases shares or fractional interests for a Participant’s account, the Agent will send such Participant a notification of the transaction as soon as practicable. The Agent will hold such shares and fractional interests as such Participant’s agent and may hold them in the Agent’s name or the name of the Agent’s nominee. The Agent will not send a Participant stock certificates for shares unless a Participants so requests in writing or unless a Participant’s account is terminated as stated below. The Agent will vote any shares so held for a Participant in accordance with any proxy returned to the Fund by such Participant in respect of the shares of which such Participant is the record holder.

     6. There is presently no service charge for the Agent serving as Participants’ agent and maintaining Participants’ accounts. The Agent may, however, charge Participants for extra services performed at their request. The Plan may be amended in the future to impose a service charge. In acting as Participants’ agent under the Plan, the Agent shall be liable only for acts, omissions, losses, damages or expenses caused by the Agent’s willful misconduct or gross negligence. In addition, the Agent shall not be liable for any taxes, assessments or governmental charges which may be levied or assessed on any basis whatsoever in connection with the administration of the Plan.
     7. If a Participant holds more than one Share Certificate registered in similar but not identical names or if more than one address is shown for a Participant on the Fund’s records, all of such Participant’s shares of Beneficial Interest must be put into the same name and address prior to signing an Authorization if all of them are to be covered by one account. Additional shares subsequently acquired by a Participant otherwise than through the Plan will be covered by the Plan if and when they are registered in the same name and address as the shares in such Participant’s account.
     8. Participation in the Plan for automatic investment of dividends and distributions does not relieve Participants of any income or capital gain taxes which may be payable by Participants on such dividends and distributions.
     9. The Agent or the Fund may amend the terms of the Plan and the Fund reserves the right to change the agent which acts for all Participants at any time by giving written notice thereof to each Participant at his address as shown on the Agent’s records. Any such change shall be effective as to all dividends and distributions payable to shareholders of record on any date more than 30 days after mailing such notice.
     10. Participants may terminate an Authorization and their participation in the Plan at any time by delivering written notice to the Agent. I understand that the Agent or the Fund may terminate the Plan with respect to all Participants for any reason at any time by sending written notice addressed to Participants at their addresses as shown on the Agent’s records. The Agent may refuse to allow shareholders to participate in the Plan or may terminate the Plan with respect to a Participant by sending written notice if, at any time, the Agent believes that a Participant’s participation in the Plan may be in violation of applicable law. Any such termination by the Agent, the Fund or a Participant shall be effective as to all dividends and distributions payable to shareholders of record on any date more than 10 days after the mailing of such notice by the Agent or the Fund or the receipt by the Agent of such notice from a Participant. the Agent will terminate a Participant’s account if the number of shares registered in a Participant’s name is only a fractional share on any record date for the payment of any dividend or distribution.
     Except as provided above for termination by the Agent or the Fund, the Agent will continue to act as a Participant’s agent and automatically invest all dividends and other distributions on a Participant’s shares subject to the Plan until the effective date of any termination by such Participant.

     Following the effective date of termination of a Participant’s account, the Agent shall send such Participant, at such Participant’s address shown on the Agent’s records, a stock certificate or certificates for the whole shares held by the Agent in such Participant’s account and a check for any uninvested amounts pursuant to paragraphs 2 and 3 and for the value of any factional interest in such Participant’s account based on the closing price of the Shares of the Fund on the New York Stock Exchange on the effective date of the termination.
     11. These terms and conditions shall be governed by the laws of the State of Delaware.